EXHIBIT 99.1

News Release

Date: January 6, 2009	Nalco Company 1601 West Diehl Road Naperville, IL 60563-1198 www.nalco.com

Paul J. Norris Named Director of Nalco Holding Company	Media Contact: Charlie Pajor 630 305 1556 cpajor@nalco.com Investor Contact: Mike Bushman 630 305 1025 mbushman@nalco.com

(Naperville, Ill.) Nalco Company (NYSE:NLC), the global leader in water, energy, air and process technologies and services that deliver savings for customers and improve the environment, announced today that Paul J. Norris had been appointed to its Board of Directors, effective Feb. 12. The appointment brings the Board to a total of seven members.

“Paul brings a great deal of experience to the Nalco Board, having been a chief executive officer, a director and a chairman. That knowledge will help us navigate through challenging economic times while we continue to strengthen our ability to drive profit and cash flow growth,” said J. Erik Fyrwald, Nalco Chairman, President and Chief Executive Officer.

Mr. Norris, 60, is a Director and non–executive Chairman of the Board of Sealy Corporation. He was Chief Executive Officer of W.R. Grace and Company from 1998 through May 2005, was also Chairman of W.R. Grace from 1999 through May 2005 and was non-executive Chairman of Grace from 2005 to January 2008. He is currently a non-executive Member of the Board of Grace. Mr. Norris performs advisory services for Kohlberg Kravis Roberts & Co. He is also a Director of FMC Corporation. He has a B.S. degree in biology from Mount St. Mary’s University in Emmitsburg, Md. and an M.B.A. from the University of Maryland.

Mr. Norris is a Class II Director whose term expires in 2009. He will serve as a member of the Compensation and the Safety, Health and Environment committees.

About Nalco

Nalco is the world’s leading water treatment and process improvement company, delivering significant environmental, social and economic performance benefits to our customers. We help our customers reduce energy, water and other natural resource consumption, enhance air quality, minimize environmental releases and improve productivity and end products while boosting the bottom line. Together our comprehensive solutions contribute to the sustainable development of customer operations. Nalco is a member of the Dow Jones Sustainability World Index. More than 11,500 Nalco employees operate in 130 countries supported by a comprehensive network of manufacturing facilities, sales offices and research centers to serve a broad

NALCO COMPANY

range of end markets. In 2007, Nalco achieved sales of more than $3.9 billion. For more information visit www.nalco.com.

This news release includes forward-looking statements, reflecting current analysis and expectations, based on what are believed to be reasonable assumptions. Forward-looking statements may involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from those projected, stated or implied, depending on many factors, including, without limitation: ability to generate cash, ability to raise capital, ability to refinance, the result of the pursuit of strategic alternatives, ability to execute work process redesign and reduce costs, ability to execute price increases, business climate, business performance, economic and competitive uncertainties, higher manufacturing costs, reduced level of customer orders, changes in strategies, risks in developing new products and technologies, environmental and safety regulations and clean-up costs, foreign exchange rates, the impact of changes in the regulation or value of pension fund assets and liabilities, changes in generally accepted accounting principles, adverse legal and regulatory developments, including increases in the number or financial exposures of claims, lawsuits, settlements or judgments, or the inability to eliminate or reduce such financial exposures by collecting indemnity payments from insurers, the impact of increased accruals and reserves for such exposures, weather-related factors, and adverse changes in economic and political climates around the world, including terrorism and international hostilities, and other risk factors identified by the Company. Accordingly, there can be no assurance that the Company will meet future results, performance or achievements expressed or implied by such forward-looking statements. This paragraph is included to provide safe harbor for forward-looking statements, which are not generally required to be publicly revised as circumstances change, and which the Company does not intend to update.